UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

SCHEDULE 14A
____________________

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
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☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to § 240.14a-12
Chord Energy Corporation
(Name of Registrant as Specified In Its Charter)
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(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
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Chord Energy Reports First Quarter 2024 Financial and Operating Results, Declares Base and Variable Dividends, Issues Second Quarter Outlook and Provides Update on Pending Combination with Enerplus

Houston, Texas — May 7, 2024 — Chord Energy Corporation (NASDAQ: CHRD) (“Chord”, “Chord Energy” or the “Company”) today reported financial and operating results for the first quarter 2024.
1Q24 Operational and Financial Highlights:
•Oil volumes of 99.0 MBopd exceeded the high-end of guidance;
•Lease Operating Expense of $10.39/BOE was below the low-end of guidance;
•Total volumes of 168.4 MBoepd;
•E&P and other CapEx of $257.7MM (including $3.9MM of reimbursed non-operated capital);
•1Q24 volumes and capital reflect activity acceleration driven by cycle-time improvement, along with strong well performance;
•Net cash provided by operating activities was $406.7MM and net income was $199.4MM;
•Adjusted EBITDA(1) was $464.8MM and Adjusted Free Cash Flow(1) was $199.6MM; and
•Chord and Enerplus Corporation (“Enerplus”) expect to complete the previously announced transaction to combine on May 31, 2024, subject to customary closing conditions. See “Update on Enerplus Combination” below for additional information.
1Q24 Shareholder Return Highlights:
•Return of capital was set at $153MM, or 75% of Adjusted Free Cash Flow (excluding $3.9MM of reimbursed non-operated capital);
•Share repurchases totaled $30.0MM (weighted average price of $155.20 per share);
•Declared a base-plus-variable cash dividend of $2.94 per share of common stock. See “Return of Capital” below for additional information.
(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).
“Chord delivered exceptional operational performance in the first quarter,” said Danny Brown, Chord Energy’s President and Chief Executive Officer. “The team rebounded quickly from difficult weather conditions in January while improving cycle times in our development program and exhibiting the strongest quarterly safety performance in company history. This improved operational performance, coupled with strong well performance, drove first quarter oil production and free cash flow above expectations. Shareholder returns remain robust, supported by deep, low-cost inventory and excellent capital efficiency.”
Mr. Brown continued, “Chord and Enerplus remain on track to combine at the end of the month, creating a premier Williston Basin operator with enhanced scale, significant low-cost inventory, financial strength, and peer-leading shareholder returns. Chord has completed numerous transactions since 2021, and our organization has made integration a core competency. The Chord and Enerplus teams are working diligently to identify incremental synergies and expect to see more than $150MM of synergies captured, excluding upside from stock-based compensation or cost of capital. We remain focused on our core operating philosophy emphasizing capital discipline, improving operational efficiency and returns, and sustainable practices. We remain excited about the oil and gas industry and the value we bring to the world.”
Update on Enerplus Combination:
Chord and Enerplus continue to make progress on their pending combination in a stock-and-cash transaction and expect the transaction to close on May 31, 2024, subject to customary closing conditions. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expired on April 5, 2024, which satisfied one of the conditions to closing.

On April 9, 2024, Chord filed its definitive proxy statement relating to the special meeting of Chord stockholders to consider and vote upon (i) the issuance of shares of Chord common stock in connection with the transaction and (ii) the amendment to its charter to increase the number of authorized shares of Chord common stock from 120,000,000 to 240,000,000. The record date for the Chord stockholders entitled to vote at its special meeting was the close of business on April 8, 2024, and the special meeting is scheduled to be held on May 14, 2024.
On April 25, 2024, Enerplus filed its management information circular relating to the special meeting of Enerplus shareholders to consider and vote upon the transaction. The record date for the Enerplus shareholders entitled to vote at its special meeting was the close of business on April 22, 2024, and the special meeting is scheduled to be held on May 24, 2024.
1Q24 Operational and Financial Update:
The following table presents select Chord standalone 1Q24 operational and financial data compared to guidance released in February 2024:

Metric	1Q24 Actual	1Q24 Guidance
Oil volumes (MBopd)	99.0	95.0 – 98.0
NGL volumes (MBblpd)	34.4	33.0 – 34.0
Natural gas volumes (MMcfpd)	209.8	217.0 – 223.0
Total volumes (MBoepd)	168.4	164.2 – 169.2
Oil discount to WTI ($/Bbl)	$(1.71)	$(2.30) – $(1.30)
NGL realization (% of WTI)	20%	15% – 25%
Residue gas realization (% of Henry Hub)	51%	55% – 65%
LOE ($/Boe)	$10.39	$10.70 – $11.50
Cash GPT ($/Boe)(1)	$3.30	$2.80 – $3.40
Cash G&A ($MM)(1)	$14.5	$16.5 – $19.5
Production Taxes (% of oil, NGL and gas sales)	8.5%	8.4% – 8.8%
E&P & Other CapEx ($MM)(2)	$257.7	$230 – $260
Cash Interest ($MM)(1)	$7.4	$7.0 – $8.0
Cash Tax (% of Adjusted EBITDA)(3)	0%	0% - 5%
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)Includes $3.9MM of reimbursed non-operated capital.
(3)Based on $70/Bbl – $90/Bbl WTI.

Chord had 29 gross (23.4 net) operated turn-in-line (“TIL”) wells in 1Q24 (52% three-mile laterals).
During the three months ended March 31, 2024, net cash provided by operating activities was $406.7MM and net income was $199.4MM ($4.65/diluted share). Adjusted EBITDA was $464.8MM, Adjusted Free Cash Flow was $199.6MM and Adjusted Net Income was $218.1MM ($5.10/diluted share). Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Net Income are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
Updated Outlook:
Chord’s guidance outlook does not include impacts from the pending combination with Enerplus. Chord expects to update its 2024 guidance following the completion of the transaction.
Chord’s FY24 guidance remains largely unchanged relative to the outlook released in February, while 2Q24 guidance reflects the impacts of acceleration driven by cycle-time improvement. FY24 guidance was updated to reflect lower natural gas volumes and price realizations were adjusted to reflect current market conditions. On a standalone basis in 2024, Chord continues to expect to TIL 103 – 113 gross operated wells (approximately two-thirds three-mile laterals). Additionally, Chord expects to generate approximately $1.9B of Adjusted EBITDA and $870MM of Adjusted Free Cash Flow with a reinvestment rate of approximately 50% ($80/Bbl WTI and $2.50/MMBtu Henry Hub). Chord remains focused on generating strong returns and sustainable free cash flow for shareholders.

The following table presents select Chord standalone operational and financial guidance for 2Q24 and FY24:

Metric	2Q24 Guidance	Updated FY24 Guidance	Original FY24 Guidance
Oil volumes (MBopd)	97.5 – 100.5	97.0 – 101.0	97.0 – 101.0
NGL volumes (MBblpd)	34.0 – 35.0	34.0 – 35.0	34.0 – 35.0
Natural gas volumes (MMcfpd)	219.0 – 225.0	214.0 – 220.0	217.5 – 223.5
Total volumes (MBoepd)	168.0 – 173.0	166.7 – 172.7	167.3 – 173.3
Oil premium (discount) to WTI ($/Bbl)	$(1.80) – $0.20	$(1.75) – $0.00	$(1.75) – $0.00
NGL realization (% of WTI)	15% – 25%	15% – 25%	15% – 25%
Residue gas realization (% of Henry Hub)	35% – 45%	40% – 50%	45% – 55%
LOE ($/Boe)	$10.70 – $11.50	$10.50 – $11.30	$10.60 – $11.40
Cash GPT ($/Boe)(1)	$2.60 – $3.20	$2.40 – $3.00	$2.30 – $2.90
Cash G&A ($MM)(1)	$16.5 – $19.5	$63.0 – $73.0	$63.0 – $73.0
Production Taxes (% of oil, NGL and gas sales)	8.4% – 8.8%	8.4% – 8.7%	8.4% – 8.8%
E&P & Other CapEx ($MM)	$275 – $295	$905 – $945	$905 – $945
Cash Interest ($MM)(1)	$7.0 – $8.0	$28.0 – $32.0	$28.0 – $32.0
Cash Tax (% of Adjusted EBITDA)(2)	0% – 7%	4% – 9%	3% – 9%
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)Based on $70/Bbl – $90/Bbl WTI.

Select Operational and Financial Data:
The following table presents select operational and financial data for the periods presented:

	1Q24	1Q23
Production data:
Crude oil (MBopd)	99.0	95.1
NGLs (MBblpd)	34.4	32.7
Natural gas (MMcfpd)	209.8	221.4
Total production (MBoepd)	168.4	164.7
Percent crude oil	58.8%	57.7%
Average sales prices:
Crude oil, without realized derivatives ($/Bbl)	$75.32	$76.04
Differential to NYMEX WTI ($/Bbl)	(1.71)	—
Crude oil, with realized derivatives ($/Bbl)	75.17	65.79
Crude oil realized derivatives ($MM)	(1.4)	(87.7)
NGL, without realized derivatives ($/Bbl)	15.09	21.13
NGL, with realized derivatives ($/Bbl)	15.09	22.10
NGL realized derivatives ($MM)	—	2.9
Natural gas, without realized derivatives ($/Mcf)	1.16	2.66
Natural gas, with realized derivatives ($/Mcf)	1.16	2.31
Natural gas realized derivatives ($MM)	—	(7.0)
Selected financial data ($MM):
Revenues:
Crude oil revenues	$678.9	$650.9
NGL revenues	47.3	62.2
Natural gas revenues	22.1	53.1
Total oil, NGL and natural gas revenues	$748.3	$766.2
Cash flows:
Net cash provided by operating activities:	$406.7	$468.8
Non-GAAP financial measures(1):
Adjusted EBITDA	$464.8	$408.3
Adjusted Free Cash Flow(2)	199.6	198.6
Adjusted Net Income	218.1	194.4
Select operating expenses:
Lease operating expenses (“LOE”)	$159.2	$153.4
Gathering, processing and transportation expenses (“GPT”)	54.0	37.0
Production taxes	63.9	60.5
Depreciation, depletion and amortization	168.9	133.8
Total select operating expenses	$446.0	$384.7
Earnings per share:
Basic earnings per share	$4.79	$7.13
Diluted earnings per share	4.65	6.87
Adjusted diluted earnings per share (Non-GAAP)(1)	5.10	4.49
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)1Q24 Adjusted Free Cash Flow includes $3.9MM of reimbursed non-operated capital.

Capital Expenditures:
The following table presents the Company’s total capital expenditures (“CapEx”) by category for the period presented:

1Q24
CapEx ($MM):
E&P(1)	$257.7
Other	—
Total E&P and other CapEx(1)	257.7
Capitalized interest	0.7
Total CapEx	$258.4
___________________
(1)1Q24 includes $3.9MM of reimbursed non-operated capital.
Return of Capital:
Chord declared a base-plus-variable cash dividend of $2.94 per share of common stock, including a base dividend of $1.25 per share of common stock and a variable dividend of $1.69 per share of common stock. The dividends will be payable on June 5, 2024 to shareholders of record as of May 22, 2024. Details regarding the calculation of the variable dividend can be found in the Company’s most recent investor presentation located on its website at https://ir.chordenergy.com/presentations.
During 1Q24, the Company repurchased 193,269 shares of common stock at a weighted average price of $155.20 per share totaling $30.0MM. Additionally, the Company purchased 279,587 shares of common stock for $46.1MM associated with tax withholdings on vested equity-based compensation awards.
As of March 31, 2024, the Company had $653.0MM of capacity remaining on its $750MM share repurchase program.
Balance Sheet and Liquidity:
The following table presents key balance sheet data and liquidity metrics as of March 31, 2024 (in millions):

March 31, 2024
Revolving credit facility(1)	$1,000.0

Revolver borrowings	$—
Senior notes	400.0
Total debt	$400.0

Cash and cash equivalents	$296.4
Letters of credit	$8.9
Liquidity	$1,287.5
___________________
(1)$2.5B borrowing base and $1.0B of elected commitments.

Contact:
Chord Energy Corporation
Bob Bakanauskas, Managing Director, Investor Relations
(281) 404-9600
ir@chordenergy.com
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast:

Date:	Wednesday, May 8, 2024
Time:	9:00 a.m. Central
Live Webcast:	https://app.webinar.net/RZ0XNDkgLM5
To join the conference call by phone without operator assistance (including sell-side analysts wishing to ask a question), you may register and enter your phone number at https://emportal.ink/3JrAorT to receive an instant automated call back and be immediately placed into the call.
You may also use the following dial-in information to join the conference call by phone with operator assistance:

Dial-in:	1-800-836-8184
Intl. Dial-in:	1-646-357-8785
Conference ID:	34205
A recording of the conference call will be available beginning at 1:00 p.m. Central on the day of the call and will be available until Wednesday, May 15, 2024 by dialing:

Replay dial-in:	1-888-660-6345
Intl. replay:	1-646-517-4150
Replay access:	34205 #
The call will also be available for replay for approximately 30 days at https://www.chordenergy.com
No Offer or Solicitation
This communication does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the pending arrangement between Chord and Enerplus (the “Arrangement”) or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
Important Additional Information
In connection with the Arrangement, Chord and Enerplus have filed, or intend to file, materials with the Securities and Exchange Commission (the “SEC”) and on SEDAR+, as applicable. Chord filed a definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies to obtain Chord stockholder approval of the Arrangement, and Enerplus filed an information circular and proxy statement (the “Circular”) with the TSX and on SEDAR+ in connection with the solicitation of proxies to obtain Enerplus shareholder approval of the Arrangement. Chord has also mailed the Proxy Statement to the stockholders of Chord. This communication is not a substitute for the Proxy Statement, the Circular or for any other document that Chord or Enerplus may file with the SEC or on SEDAR+ and/or send to Chord stockholders and/or Enerplus’ shareholders in connection with the Arrangement. INVESTORS AND SECURITY HOLDERS OF CHORD AND ENERPLUS ARE URGED TO CAREFULLY AND THOROUGHLY READ THE PROXY STATEMENT AND THE CIRCULAR, RESPECTIVELY, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY CHORD AND/OR ENERPLUS WITH THE SEC OR ON SEDAR+, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHORD, ENERPLUS, THE ARRANGEMENT, THE RISKS RELATED THERETO AND RELATED MATTERS.

Stockholders of Chord and shareholders of Enerplus are able to obtain free copies of the Proxy Statement and the Circular, as each may be amended from time to time, and other relevant documents filed by Chord and/or Enerplus with the SEC or on SEDAR+ (when they become available) through the website maintained by the SEC at www.sec.gov or on SEDAR+ at www.sedarplus.ca, as applicable. Copies of documents filed with the SEC by Chord are available free of charge from Chord’s website at www.chordenergy.com under the “Investors” tab or by contacting Chord’s Investor Relations Department at (281) 404-9600 or ir@chordenergy.com. Copies of documents filed with the SEC or on SEDAR+ by Enerplus are available free of charge from Enerplus’ website at www.enerplus.com under the “Investors” tab or by contacting Enerplus’ Investor Relations Department at (403) 298-1707.
Participants in the Solicitation
Chord, Enerplus and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Chord’s stockholders and Enerplus’ shareholders in connection with the Arrangement. Information regarding the executive officers and directors of Chord is included in its definitive proxy statement for its 2024 annual meeting under the headings “Item 1 – Election of Directors,” “Executive Officers,” “Compensation Discussion and Analysis,” “Executive Compensation Matters” and “Security Ownership of Certain Beneficial Owners and Management,” which was filed with the SEC on March 19, 2024 and is available at https://www.sec.gov/ixviewer/ix.html?doc=/Archives/edgar/data/1486159/000148615923000007/chrd-20230316.htm. Information regarding the directors and certain executive officers of Enerplus is included in its information circular and proxy statement for its 2024 annual meeting under the headings “Director Compensation” and “Executive Compensation”, which was filed on SEDAR+ on April 4, 2024 and is available at https://www.sec.gov/Archives/edgar/data/1126874/000110465923041270/tm235372d3_ex99-2.htm. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and the Circular, and may be set forth in other materials when they are filed with the SEC or on SEDAR+ in connection with the Arrangement. Free copies of these documents may be obtained as described in the paragraphs above.
Forward-Looking Statements and Cautionary Statements
Certain statements in this document concerning the proposed Arrangement, including any statements regarding the expected timetable for completing the Arrangement, the results, effects, benefits and synergies of the Arrangement, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Chord’s or Enerplus’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include, but are not limited to, statements regarding Chord’s or Enerplus’ plans and expectations with respect to the proposed Arrangement and the anticipated impact of the proposed Arrangement on the combined company’s results of operations, financial position, growth opportunities and competitive position, including maintaining current Chord and Enerplus management, strategies and plans and integration. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.
These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that shareholders of Enerplus may not approve the Arrangement or stockholders of Chord may not approve the issuance of new shares of Chord common stock in the Arrangement; the risk that any other condition to closing may not be satisfied; that either party may terminate the Arrangement Agreement or that the closing might be delayed or not occur at all; the risk that the Arrangement Agreement is terminated and either Chord or Enerplus is required to pay a termination fee to the other party; potential adverse reactions or changes to business or employee relationships of Chord or Enerplus, including those resulting from the announcement or completion of the Arrangement; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Chord and Enerplus; the effects of the business combination of Chord and Enerplus, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; the risk that Chord or Enerplus may not receive the required regulatory approval of the Arrangement; the risk of any litigation relating to the proposed Arrangement; the risk of changes in governmental regulations or enforcement practices; the effects of commodity prices; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the Arrangement. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for the combined company’s operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in the Proxy Statement, Chord’s Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent Quarterly Reports on Form 10-Q, which are on file with the SEC and available from Chord’s website at www.chordenergy.com under the “Investors” tab, and in other documents Chord files with the SEC and in the Circular and Enerplus’ annual information form for the year ended December 31, 2023, which is on file with the SEC and on SEDAR+ and available from Enerplus’ website at www.enerplus.com under the “Investors” tab, and in other documents Enerplus files with the SEC or on SEDAR+.
All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Chord nor Enerplus assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by applicable securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.
About Chord Energy
Chord Energy Corporation is an independent exploration and production company with quality and sustainable long-lived assets in the Williston Basin. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company’s website at www.chordenergy.com.

Chord Energy Corporation
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	March 31, 2024	December 31, 2023

ASSETS
Current assets
Cash and cash equivalents	$296,354	$317,998
Accounts receivable, net	982,062	943,114
Inventory	78,118	72,565
Prepaid expenses	30,135	42,450
Derivative instruments	26,540	37,369
Other current assets	2,033	11,055
Total current assets	1,415,242	1,424,551
Property, plant and equipment
Oil and gas properties (successful efforts method)	6,575,306	6,320,243
Other property and equipment	49,087	49,051
Less: accumulated depreciation, depletion and amortization	(1,218,284)	(1,054,616)
Total property, plant and equipment, net	5,406,109	5,314,678
Derivative instruments	22,231	22,526
Investment in unconsolidated affiliate	114,181	100,172
Long-term inventory	28,360	22,936
Operating right-of-use assets	19,218	21,343
Other assets	20,173	19,944
Total assets	$7,025,514	$6,926,150

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$39,511	$34,453
Revenues and production taxes payable	592,888	604,704
Accrued liabilities	545,820	493,381
Accrued interest payable	8,532	2,157
Derivative instruments	19,523	14,209
Advances from joint interest partners	2,484	2,381
Current operating lease liabilities	13,691	13,258
Other current liabilities	22,671	916
Total current liabilities	1,245,120	1,165,459
Long-term debt	396,324	395,902
Deferred tax liabilities	122,288	95,322
Asset retirement obligations	155,696	155,040
Derivative instruments	3,022	717
Operating lease liabilities	15,993	18,667
Other liabilities	11,893	18,419
Total liabilities	1,950,336	1,849,526
Commitments and contingencies
Stockholders’ equity

Common stock, $0.01 par value: 120,000,000 shares authorized, 45,527,230 shares issued and 41,551,082 shares outstanding at March 31, 2024; and 120,000,000 shares authorized, 45,032,537 shares issued and 41,249,658 shares outstanding at December 31, 2023	459	456
Treasury stock, at cost: 3,976,148 shares at March 31, 2024 and 3,782,879 shares at December 31, 2023	(523,288)	(493,289)
Additional paid-in capital	3,575,557	3,608,819
Retained earnings	2,022,450	1,960,638
Total stockholders’ equity	5,075,178	5,076,624
Total liabilities and stockholders’ equity	$7,025,514	$6,926,150

Chord Energy Corporation
Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2024	2023

Revenues
Oil, NGL and gas revenues	$748,162	$766,200
Purchased oil and gas sales	337,098	130,317
Total revenues	1,085,260	896,517
Operating expenses
Lease operating expenses	159,206	153,408
Gathering, processing and transportation expenses	53,984	37,015
Purchased oil and gas expenses	335,762	129,593
Production taxes	63,911	60,517
Depreciation, depletion and amortization	168,894	133,791
General and administrative expenses	25,712	32,484
Exploration and impairment	6,154	24,864
Total operating expenses	813,623	571,672
Gain on sale of assets, net	1,302	1,227
Operating income	272,939	326,072
Other income (expense)
Net gain (loss) on derivative instruments	(27,577)	66,934
Net gain (loss) from investment in unconsolidated affiliate	16,296	(2,216)
Interest expense, net of capitalized interest	(7,592)	(7,135)
Other income, net	2,826	5,193
Total other income (expense), net	(16,047)	62,776
Income before income taxes	256,892	388,848
Income tax expense	(57,539)	(91,849)
Net income	$199,353	$296,999
Earnings per share:
Basic	$4.79	$7.13
Diluted	$4.65	$6.87
Weighted average shares outstanding:
Basic	41,468	41,568
Diluted	42,747	43,149

Chord Energy Corporation
Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2024	2023

Cash flows from operating activities:
Net income	$199,353	$296,999
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	168,894	133,791
Gain on sale of assets	(1,302)	(1,227)
Impairment	3,919	23,304
Deferred income taxes	26,966	73,923
Net (gain) loss from investment in unconsolidated affiliate	(16,296)	2,216
Net (gain) loss on derivative instruments	27,577	(66,934)
Equity-based compensation expenses	4,771	11,854
Deferred financing costs amortization and other	2,663	(3,791)
Working capital and other changes:
Change in accounts receivable, net	(62,081)	(14,657)
Change in inventory	(9,471)	(12,753)
Change in prepaid expenses	(291)	1,211
Change in accounts payable, interest payable and accrued liabilities	29,147	8,176
Change in other assets and liabilities, net	32,849	16,699
Net cash provided by operating activities	406,698	468,811
Cash flows from investing activities:
Capital expenditures	(222,149)	(172,328)
Acquisitions, net of cash acquired	(334)	—
Proceeds from divestitures, net of cash divested	2,371	7,034
Derivative settlements	(12,062)	(91,656)
Proceeds from sale of investment in unconsolidated affiliate	—	12,347
Contingent consideration received	25,000	—
Distributions from investment in unconsolidated affiliate	2,287	3,015
Net cash used in investing activities	(204,887)	(241,588)
Cash flows from financing activities:
Purchases of treasury stock	(31,999)	(15,003)
Tax withholding on vesting of equity-based awards	(46,051)	(10,300)
Dividends paid	(152,389)	(202,473)
Payments on finance lease liabilities	(386)	(388)
Proceeds from warrants exercised	7,370	90
Net cash used in financing activities	(223,455)	(228,074)
Decrease in cash and cash equivalents	(21,644)	(851)
Cash and cash equivalents:
Beginning of period	317,998	593,151
End of period	$296,354	$592,300
Supplemental non-cash transactions:
Change in accrued capital expenditures	$25,312	$46,097
Change in asset retirement obligations	973	234
Dividends payable	17,587	15,798

Non-GAAP Financial Measures
The following are non-GAAP financial measures not prepared in accordance with GAAP that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company believes that the foregoing are useful supplemental measures that provide an indication of the results generated by the Company’s principal business activities. However, these measures are not recognized by GAAP and do not have a standardized meaning prescribed by GAAP. Therefore, these measures may not be comparable to similar measures provided by other issuers. From time to time, the Company provides forward-looking forecasts of these measures; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measures. The reconciling items in future periods could be significant. To see how the Company reconciles its historical presentations of these non-GAAP financial measures to the most directly comparable GAAP measures, please visit the Investors—Documents & Disclosures—Non-GAAP Reconciliation page on the Company’s website at https://ir.chordenergy.com/non-gaap.
Cash GPT
The Company defines Cash GPT as total GPT expenses less non-cash valuation charges on pipeline imbalances and non-cash mark-to-market adjustments on transportation contracts accounted for as derivative instruments. Cash GPT is not a measure of GPT expenses as determined by GAAP. Management believes that the presentation of Cash GPT provides useful additional information to investors and analysts to assess the cash costs incurred to market and transport the Company’s commodities from the wellhead to delivery points for sale without regard to the change in value of its pipeline imbalances, which vary monthly based on commodity prices, and without regard to the non-cash mark-to-market adjustments on transportation contracts classified as derivative instruments.
The following table presents a reconciliation of the GAAP financial measure of GPT expenses to the non-GAAP financial measure of Cash GPT for the periods presented:

	Three Months Ended March 31,
	2024	2023

	(In thousands)
GPT	$53,984	$37,015
Pipeline imbalances	(194)	(6,005)
Gain (loss) on derivative transportation contracts	(3,229)	11,157
Cash GPT	$50,561	$42,167

Cash G&A
The Company defines Cash G&A as total G&A expenses less G&A expenses directly attributable to certain merger and acquisition activity, non-cash equity-based compensation expenses, G&A expenses attributable to shared service allocations and other non-cash charges. Cash G&A is not a measure of G&A expenses as determined by GAAP. Management believes that the presentation of Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to the aforementioned charges, which can vary substantially from company to company.
The following table presents a reconciliation of the GAAP financial measure of G&A expenses to the non-GAAP financial measure of Cash G&A for the periods presented:

	Three Months Ended March 31,
	2024	2023

	(In thousands)
General and administrative expenses	$25,712	$32,484
Merger costs(1)	(8,107)	(2,793)
Equity-based compensation expenses	(4,771)	(11,854)
Other non-cash adjustments	1,660	411
Cash G&A	$14,494	$18,248
___________________
(1)Includes costs directly attributable to the arrangement with Enerplus for the three months ended March 31, 2024 and the costs directly attributable to the merger of equals with Whiting for the three months ended March 31, 2023.

Cash Interest
The Company defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs. Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Company’s debt to finance its operating activities and the Company’s ability to maintain compliance with its debt covenants.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended March 31,
	2024	2023

	(In thousands)
Interest expense	$7,592	$7,135
Capitalized interest	710	1,421
Amortization of deferred financing costs	(892)	(1,198)
Cash Interest	$7,410	$7,358

Adjusted EBITDA and Adjusted Free Cash Flow
The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion and amortization (“DD&A”), merger costs, exploration expenses and impairment expenses and other similar non-cash or non-recurring charges. The Company defines Adjusted Free Cash Flow as Adjusted EBITDA less Cash Interest and E&P and other capital expenditures (excluding capitalized interest and acquisition capital).
Adjusted EBITDA and Adjusted Free Cash Flow are not measures of net income or cash flows from operating activities as determined by GAAP. Management believes that the presentation of Adjusted EBITDA and Adjusted Free Cash Flow provides useful additional information to investors and analysts for assessing the Company’s results of operations, financial performance, ability to generate cash from its business operations without regard to its financing methods or capital structure and the Company’s ability to maintain compliance with its debt covenants.

The following table presents reconciliations of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow for the periods presented:

	Three Months Ended March 31,
	2024	2023
	(In thousands)
Net income	$199,353	$296,999
Interest expense, net of capitalized interest	7,592	7,135
Income tax expense	57,539	91,849
Depreciation, depletion and amortization	168,894	133,791
Merger costs(1)	8,107	2,793
Exploration and impairment expenses	6,154	24,864
Gain on sale of assets	(1,302)	(1,227)
Net (gain) loss on derivative instruments	27,577	(66,934)
Realized loss on commodity price derivative contracts	(1,361)	(91,858)
Net (gain) loss from investment in unconsolidated affiliate	(16,296)	2,216
Distributions from investment in unconsolidated affiliate	2,287	3,015
Equity-based compensation expenses	4,771	11,854
Other non-cash adjustments	1,464	(6,213)
Adjusted EBITDA	464,779	408,284
Cash Interest	(7,410)	(7,358)
E&P and other capital expenditures	(257,748)	(202,296)
Adjusted Free Cash Flow	$199,621	$198,630

Net cash provided by operating activities	$406,698	$468,811
Changes in working capital	9,847	1,324
Interest expense, net of capitalized interest	7,592	7,135
Current income tax expense	30,573	17,927
Merger costs(1)	8,107	2,793
Exploration expenses	2,235	1,559
Realized loss on commodity price derivative contracts	(1,361)	(91,858)
Distributions from investment in unconsolidated affiliate	2,287	3,015
Deferred financing costs amortization and other	(2,663)	3,791
Other non-cash adjustments	1,464	(6,213)
Adjusted EBITDA	464,779	408,284
Cash Interest	(7,410)	(7,358)
E&P and other capital expenditures(2)	(257,748)	(202,296)
Adjusted Free Cash Flow	$199,621	$198,630
___________________
(1)Includes costs directly attributable to the arrangement with Enerplus for the three months ended March 31, 2024 and the costs directly attributable to the merger of equals with Whiting for the three months ended March 31, 2023.
(2)The three months ended March 31, 2024 includes $3.9MM of E&P and other CapEx related to divested non-operated assets that will be reimbursed.

Adjusted Net Income and Adjusted Diluted Earnings Per Share
Adjusted Net Income and Adjusted Diluted Earnings Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income as net income after adjusting for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, non-cash changes in the fair value of the Company’s investment in an unconsolidated affiliate, impairment and other similar non-cash charges, (2) merger costs and (3) the impact of taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income is not a measure of net income as determined by GAAP.
The Company calculates earnings per share under the two-class method in accordance with GAAP. The two-class method is an earnings allocation formula that computes earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. Adjusted Diluted Earnings Per Share is calculated as (i) Adjusted Net Income (ii) less distributed and undistributed earnings allocated to participating securities (iii) divided by the weighted average number of diluted shares outstanding for the periods presented.
The following table presents reconciliations of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted Net Income and the GAAP financial measure of diluted earnings per share to the non-GAAP financial measure of Adjusted Diluted Earnings Per Share for the periods presented:

	Three Months Ended March 31,
	2024	2023
	(In thousands)
Net income	$199,353	$296,999
Net (gain) loss on derivative instruments	27,577	(66,934)
Realized loss on commodity price derivative contracts	(1,361)	(91,858)
Net (gain) from investment in unconsolidated affiliate	(16,296)	2,216
Distributions from investment in unconsolidated affiliate	2,287	3,015
Impairment	3,919	23,304
Merger costs(1)	8,107	2,793
Gain on sale of assets	(1,302)	(1,227)
Amortization of deferred financing costs	892	1,198
Other non-cash adjustments	1,464	(6,213)
Tax impact(2)	(5,664)	31,583
Adjusted net income	218,976	194,876
Distributed and undistributed earnings allocated to participating securities	(856)	(467)
Adjusted net income attributable to common stockholders	$218,120	$194,409

	Three Months Ended March 31,
	2024	2023
	(In thousands)
Diluted earnings per share	4.66	6.87
Net (gain) loss on derivative instruments	0.65	(1.55)
Realized loss on commodity price derivative contracts	(0.03)	(2.13)
Net (gain) from investment in unconsolidated affiliate	(0.38)	0.05
Distributions from investment in unconsolidated affiliate	0.05	0.07
Impairment	0.09	0.54
Merger costs(1)	0.19	0.06
Gain on sale of assets	(0.03)	(0.03)
Amortization of deferred financing costs	0.02	0.03
Other non-cash adjustments	0.03	(0.14)
Tax impact(2)	(0.13)	0.73
Adjusted Diluted Earnings Per Share	5.12	4.50
Less: Distributed and undistributed earnings allocated to participating securities	(0.02)	(0.01)
Adjusted Diluted Earnings Per Share	$5.10	$4.49

Diluted weighted average shares outstanding	42,747	43,149

Effective tax rate applicable to adjustment items(2)	22.4%	23.6%
_____________________
(1)Includes costs directly attributable to the arrangement with Enerplus for the three months ended March 31, 2024 and the costs directly attributable to the merger of equals with Whiting for the three months ended March 31, 2023.
(2)The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.